Exhhibit 10.4


                               EMPLOYMENT CONTRACT

      THIS AGREEMENT made as of the 1st day of July, 2004 and amended as of November 1, 2004 between VALLEY BANK, a Connecticut banking corporation with its principal place of business in the City of Bristol, County of Hartford, and State of Connecticut, hereinafter called the "Employer" and ROBERT L. MESSIER, JR., of the City of Bristol, County of Hartford, and of Connecticut hereinafter called the "Employee".

(I)   TERM

      (a) The Employer shall employ the Employee for the term of one (1) year from the date hereof, which will automatically renew for a one year term or until a new contract is in effect, as President of the Employer's business, subject to termination as hereinafter provided.

      (b) The Employer hereby employs the Employee to take charge of and conduct and manage its business, with the full power and authority normally associated with the position of President during the term herein and carry out other duties as defined by the Board of Directors or Organizers, as the case may be, from time to time.

(II)  DUTIES

      The Employee shall during the continuance of such employment devote his whole time to and diligently and faithfully employ himself in and about the Employer's business and conduct the same to the greatest advantage of the Employer, and will at all times follow and perform the directions and orders of the Employer, its Board of Directors of said business, and will in all cases, keep the Directors informed as to all matters concerning the Employers business. Employee shall conduct himself in accordance with the business plan approved by the Board of Directors and shall have the title of President and Chief Operating Officer.

(III) COMPENSATION

      (a) During the term hereof, the Employer shall pay to the Employee a salary of One Hundred Forty Three Thousand ($143,000.00) Dollars per annum.

      (b) In addition to the compensation indicated in (a) above, the Employer will further compensate the Employee with an Executive
Compensation/Incentive Program to be determined on an annual basis and is dependent upon the operating results and performance of the institution.

      (c) The Employee shall, during the term hereof, receive reimbursement for all reasonable expenses necessary to carry out the position as President and Chief Operating Officer. Employee shall submit vouchers to designated individuals for all reimbursable expenses to be approved.

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      (d)    Employee shall be provided with the use of a bank owned or leased automobile. Selection of said vehicle shall be recommended by the employee to the Board of Directors as appropriate.

      (e)    Employer shall pay Employee's Chippanee Golf Club dues annually.

      (f) Employer shall provide Employee with a retirement compensation plan whereby Employer shall pay the Employee, or in the case of the death of the Employee, his spouse, $25,000 each year for fifteen (15) years. The initial payment shall begin upon the earlier of the retirement of the employee or upon the death of the employee. Payments shall be made, in advance, monthly beginning thirty days from the Employee's date of retirement or death. In the event of the death of the Employee's spouse, payments shall be made to the Employee, or if the Employee is deceased, payments shall terminate.

      (g) Employer shall, at its discretion, maintain an existing term life policy on the life of the Employee in which the Employer is beneficiary. Employer may use said policy to fund its obligation under paragraph "f' herein or terminate the policy at its sole discretion.

(IV)  TERMINATION

      (a) In the event that the Employee fails to perform in accordance with the obligations and responsibilities established herein, the Employer may terminate this contract upon written notice to the Employee. In the event of termination for cause, the Employee shall not be entitled to benefits under paragraph III (f) above.

      (b) If the Employer terminates the Employee without cause, Employee shall receive one years salary as severance compensation and the benefits enumerated in paragraph III (f) above.

      (c) If, during the term of this Agreement, the Employer's business is sold or there is a change in control or management or ownership in which results in the termination of the Employee, Employee shall be paid three (3) years salary as severance. See paragraph XII below.

(V)   LOYALTY TO EMPLOYER

      The Employee shall well and faithfully serve the Employer in such capacity as aforesaid and shall, at all times, devote his whole time, attention and engirds to the management, superintendence, and improvement of said business to the utmost of his ability, and shall do and perform all such services, acts, and things connected therewith as the Employer shall from time to time direct and are of a kind properly belonging to the duties of a President.

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(VI)  NONASSIGNABILITY

      This agreement is purely personal to the Employee, and he shall have no right to assign, transfer, pledge or otherwise affect any interest thereunder.

(VIII) RESTRICTIVE COVENANT

      (a) The Employee shall not divulge any matters relating to the Employer's business or to the Employer or to any customer which may become known to the Employee by reason of his employment or otherwise, save in so far as may be necessary in the interests of said business.

      (b) The Employee agrees that for a period of six months following the voluntary termination of his employment, he will not enter the employ of any person, firm or corporation engaged in a similar line of business in competition with the Employer. The parties hereto recognize that the services to be performed by the Employee are special and unique, and that by reason of this employment the Employee will acquire confidential information as aforesaid.

(IX)  DISABILITY

      Total Disability: During the term of this contract, should the Employee become totally disabled (as defined by a disability insurance carrier):

      A disability insurance policy shall be provided to the employee based on standard terms and conditions. If Employee's disability exists for more than six consecutive months, Employer shall have the option to replace Employee for all existing job duties. In this event, retirement benefits as enumerated herein shall commence.

(X)   DEATH

      Upon the death of the Employee, all benefits of this contract shall be paid to his estate or to his designated beneficiary.

(XI)  BREACH

      If the Employee shall do anything contrary to any of the provisions of this agreement, it shall be lawful for the Employer to give him notice in writing to terminate his employment, and immediately upon such notice being given the same employment shall cease, but without prejudice to any remedies which the Employer may have against him for the breach or nonperformance of any of the provisions hereof.

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(XII) CHANGE IN CONTROL

      In the event that twenty five percent (25%) of the ownership of the bank's common shares is transferred to a controlling person or entity (by stock purchase, merger or consolidation), and the Employee loses his employment with the Employer, the Employee shall have the term of this agreement extended to thirty six months from the date of the change of said control. All benefits as herein provided shall remain in full force and effect for the extended term of this agreement. Part of the salary continuation contemplated by this Change of Control section shall include estimated bonuses that would have been earned by the Employee based on the average of the prior three years of cash bonuses paid.

(XIII) AUTHORITY

      The Employee shall have the authority and is herein empowered to execute documents on behalf of the Employer and shall have the authority to spend the financial resources of the Employer up to limits as set from time to time by the Board of Directors.

      Executed this _____ day of November, 2004.

      IN WITNESS WHEREOF, the parties have hereunto set their hands and seals on the date first above written.


Witness to all:                             EMPLOYER: VALLEY BANK


                                            By /s/ James Pryor
                                               ------------------
                                            James Pryor, Chairman
                                            Duly Authorized


                                            EMPLOYEE:

                                            /s/ Robert L. Messier, Jr.
                                            ----------------------------
                                            Robert L. Messier, Jr.